UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018 (March 1, 2018)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO		80020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 1, 2018, the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) approved cash bonuses for the Company’s principal executive officer, the Company’s principal financial officer and each of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended), in the amounts set forth below, payable in the first quarter of 2018.

Name and Title	Cash Bonus
Michael R. Bristow President and Chief Executive Officer	$91,300
Thomas A. Keuer Chief Operating Officer	$54,500
Christopher D. Ozeroff Senior Vice President, General Counsel	$53,500
Brian L. Selby Vice President, Finance and Chief Accounting Officer	$44,500

The Board determined the cash bonuses are to be paid in recognition of the efforts of each of the executives during the prior year.

On the same day, the Company also approved paying compensation to its existing non-employee directors by granting to Mr. Robert Conway, Dr. Linda Grais, Dr. Anders Hove, Mr. Daniel Mitchell and Dr. Raymond Woosley options to purchase 8,000 shares of common stock at an exercise price of $0.72 per share, the closing price of the Company’s common stock on March 1, 2018.  The options are subject to the terms and conditions of the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) and the Company’s standard forms of Stock Option Agreement and Option Grant Notice for the Plan.  The options vest in equal monthly installments and will be fully vested as of December 31, 2018, assuming Mr. Conway’s, Dr. Grais’, Dr. Hove’s, Mr. Mitchell’s and Dr. Woosley’s continued service on the Board for such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2018

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Brian L. Selby
		Name:	Brian L. Selby
		Title:	Vice President, Finance and Chief Accounting Officer